MANUFACTURER / REPRESENTATIVE AGREEMENT

THIS AGREEMENT is made this 25th. day of September, 2013 by and between City Windmills (Suisse) SA ["Principal"] and Icarus Wind Energy, Inc. ["Representative"].

FOR AND IN CONSIDERATION of the mutual promises hereinafter set forth, the parties hereto do hereby agree that:

1. Non-Right to Represent

Principal grants to Representative (i) the right to represent Principal in the United States of America, including all fifty [50] states and any region under the jurisdiction of the federal government of the United States, (the "U.S. Territory") in connection with all sales, rentals, leases, and distributions and installations of Principal's products and services described in Paragraph 3. Representative hereby accepts said appointments.

2. Reserved

3. Products

A. This Agreement covers the Aquilon 500 and Aquilon 2000 products and related services currently offered for sale, rent, lease, and distribution by Principal (the "Existing Products") as well as those products and services developed or added by Principal during the term of this Agreement as mutually agreed by the parties (the "New Products" and, together with the Existing Products, the "Products").

B. During the term of the Agreement, before Principal may enter into an agreement for the sale, rent, lease, or distribution or installation of any New Products by a third party, Principal shall follow the procedures set forth in this Section 3:

1. Representative shall have ten (10) days following the date Principal first presents Representative with an offer to sell, rent, lease, or distribute or install New Products to decide whether to try to negotiate an agreement for such transactions.

2. If Representative desires to try to negotiate such an agreement, Representative shall, within said 10-day period, deliver to Principal written notice thereof. Promptly after receipt of such notice, the parties shall commence good faith negotiations exclusively with each other for a period not to exceed thirty (30) days after the date Representative gives the requisite notice to Principal.

3. If Principal does not receive said notice within said 10-day period, or if Principal receives said notice within said period but Principal and Representative do not enter into a legally binding, written agreement within said 90-day period, Principal shall be free to enter into an agreement with a third party on terms (considered as a whole) no more favorable to the third party than Principal offered to Representative.

4. If Principal does not enter into a legally binding, written agreement with a third party within the 90 day period, Principal's right to enter into such agreement with

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a third party shall expire and the procedure described in this Section 3 shall be applicable again, and Principal, prior to entry into such an agreement with a third party, shall first offer to try to negotiate the agreement with the Representative. Upon each repetition of this procedure, notice shall once again be due.

4. Duties of Representative

Representative has the following responsibilities:

A. Use its best efforts to promote, solicit and procure orders for the Products within the Territory under the Principal's standard terms and conditions of sale. Representative shall not be required to disclose to Principal its sales techniques and number of sales representatives.

B. Use its best efforts to file or cause to be filed all appropriate paperwork and to comply with federal, state and local installation rules and requirements.

C. Use its best efforts to ensure that its sales representatives, installers, employees and contractors are properly trained, licensed and insured as required by law and that installers shall be trained pursuant to written instructions that shall be provided by the Principal.

D. Require that all sales representatives, installers, employees and contractors pass background checks prior to commencing work.

E. Evaluate potential customers' needs and relate these needs to Principal.

F. Report periodically to Principal information concerning sales referral activities relating to the Products.

G. Cooperate with and assist Principal in promotional and merchandising campaigns in an agreed upon number of activities and share related expenses as mutually agreed upon in writing.

H. Representative shall not, without Principal's prior written approval, alter, enlarge, or limit orders, or make representations or guarantees concerning the Products, other than those extended by Principal, or accept the return of or make any allowance for the Products. Further, Representative shall not, without Principal's prior written approval, alter, enlarge, or limit any representations or guarantees concerning the Products extended by the Principal.

I. Furnish to Principal's credit department, on request, information which it may have relative to the credit standing of a customer.

5. Duties of Principal

Principal has the following responsibilities:

A. Keep Representative informed on a timely basis of changes and innovations in manufacture, performance, serviceability, uses and applications of the Products.

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B. Furnish Representative, without charge, with sufficient quantities of Principal's promotional and advertising materials, literature and catalogues, pricing and sales information, samples and technical data related to the Products.

C. Provide, at no charge, to Representative such demonstration equipment as shall be necessary to support sales of the Products within the Territory.

D. Provide training for personnel designated by Representative in the advertising, sales, promotion, marketing and servicing of the Products in order to assist Representative in the facilitation of the sale of the Products.

E. Principal shall be fully responsible for delivering the Products to the Representative.

F. Provide complete support for quotations, including proposals, applications, engineering and other technical assistance as may facilitate procuring an order.

G. Principal is solely responsible for the design, development, supply, manufacture and performance of the Products and the protection of its intellectual property rights.

H. Principal shall establish an order management system and use its best efforts to maintain such system to ensure that orders will be processed in an expeditious and efficient manner.

I. The Principal will indemnify and hold harmless the Representative and, where applicable, its directors, officers, employees, agents, advisors, affiliates and shareholders, and each other person, if any, who controls any of the foregoing from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon the Agreement or any Product or representation or warranty of the Principal contained herein or in any document furnished by the Principal to the Representative in connection herewith and with the transactions contemplated by the Agreement being untrue in any material respect or any breach or failure by the Principal to comply with any covenant or agreement made by the Principal herein or therein. Further, Principal indemnifies and holds Representative harmless from all liabilities, losses, damages, costs and expenses, including reasonable attorney's fees and court costs, however caused, which may be incurred or sustained by Representative by reason of any Product [whether or not defective] or any act or omission of Principal including, but not limited to, the assertion by any third party that the Products infringe any intellectual property rights; breach of warranty; allegations that the Products caused injury or death to any person or damage to property or both; or any injury to business, character or reputation, or any violation of a municipal, state or federal law or regulation governing the Products or their sale.

J. Principal shall include Representative as an additional insured on its product liability insurance policy when requested in writing by Representative.

K. Principal will not sell directly into Representative's Territory.

6. <u>Reserved</u>

7. **Shipment**

Shipment will be F.O.B. Representative's specified warehouse ("Delivery Point"), freight collect, at which time title and risk of loss will pass to Representative. All freight, insurance and other shipping expenses from Delivery Point will be borne by Representative unless otherwise agreed to in writing by both parties.

8. **Compensation**

A. Representative shall pay to Principal approximately 35% of the Gross Profit Margin perrevenues received from the distribution of each unit in the Territory (the "Unit Price") as set forth in Appendix A, attached hereto"). The parties understand that the final Unit Price shall be jointly determined by the Principal and incorporated herein by reference, on all ordersRepresentative following Principal's entry into an agreement with a manufacturer for the manufacture of the Products that are shipped into the Territory as compensation for services performed hereunder.. Principal acknowledges that the Unit Price shall not include any revenues or profits generated by Representative from the installation of the Products.

B. Returns of defective Products will be paid for by Principal.

C. "Order" shall mean any commitment to purchase, rent or lease the Products which calls for shipment or performance in Representative's Territory. An order will be considered accepted for the purpose of compensation, unless the Representative notifies Principal in writing that the order is rejected within thirty [30] days of submission of the order to Principal, whether submitted by Representative, customer or through some other source.

D. For purposes of this Agreement, the terms "orders dated" and "date of the order by Customer" shall mean the date on which the customer issues its order for the Products regardless of when the order is accepted by Principal or when the order is shipped by Principal.

E. Representative shall pay Principal as it is paid by the customer. Upon receipt of any payment from a customer, Representative shall promptly notify Principal. Payments shall be due and payable thirty (30) days from the date Representative receives payment from a customer.

9. **Reserved**

10. **Term of Agreement and Termination**

A. The term of this Agreement shall be for three [3] years commencing on the effective date of 25 September 2013. This Agreement shall renew automatically for additional one [1] year periods upon all anniversary dates hereof unless otherwise terminated as provided herein.

B. This Agreement may be terminated at any time, without cause, by either party upon giving the other party at least six [6] months prior written notice by certified mail, return receipt requested. Such termination shall be effective six months hence from the date of such notice.

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C. This Agreement may be terminated immediately for cause by either party in the event the other party fails to perform any of its material obligations under this Agreement so as to be in default hereunder, and after receiving written notice specifying in detail the nature of the material breach from the non-defaulting party, fails to cure such default within thirty [30] days thereafter.

D. Any monies owed by either party to the other shall survive termination of this Agreement.

11. Demonstration Equipment

Any Product or item supplied by Principal to Representative for demonstration purposes ["Demonstration Equipment"] shall remain the property of Principal, and Representative shall afford reasonable care and maintenance for such Demonstration Equipment. Principal will pay freight charges for Demonstration Equipment shipped to Representative; Representative will pay return freight charges to Principal. Title to Demonstration Equipment remains with Principal and during Representative's possession, Principal shall fully insure the Demonstration Equipment under its All Risks Insurance policy at all times.

12. Employee Understanding

Principal and Representative agree that, during the term of this Agreement and for a period of one [1] year thereafter, neither will solicit the employment or services of, nor negotiate employment with, nor retain the independent contractor services of persons either presently employed or who within the past year have been employed by the other, without the other party's prior written consent.

13. Controlling Law

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to its conflict of laws provisions.

14. Dispute Resolution

In the event of litigation relating to this Agreement, the parties agree to submit said dispute to the jurisdiction of the New York Court which has proper venue relative to the location of Representative's principal office.

15. Right of First Refusal

During the term of the Agreement, before Principal may enter into an agreement for the sale or disposition of its business, whether by merger agreement, stock purchase agreement, asset agreement or otherwise, Principal shall follow the procedures set forth in this Section 15:

A. Representative shall have ten (10) days following the date Principal first presents Representative with an offer to acquire its business to decide whether to try to negotiate an agreement for such transactions.

B. If Representative desires to try to negotiate such an agreement, Representative shall, within said 10 day period, deliver to Principal written notice thereof. Promptly after

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receipt of such notice, the parties shall commence good faith negotiations exclusively with each other for a period not to exceed 30 days after the date Representative gives the requisite notice to Principal.

C. If Principal does not receive said notice within said 10-day period, or if Principal receives said notice within said period but Principal and Representative do not enter into a legally binding, written agreement within said 90-day period, Principal shall be free to enter into an agreement with a third party on terms (considered as a whole) no more favorable to the third party than Principal offered to Representative.

D. If Principal does not enter into a legally binding, written agreement with a third party within the 90 day period, Principal's right to enter into such agreement with a third party shall expire and the procedure described in this Section 15 shall be applicable again, and Principal, prior to entry into such an agreement with a third party, shall first offer to try to negotiate the agreement with the Representative. Upon each repetition of this procedure, notice shall once again be due."

16. Ordering

Representative shall have the right to order products and services only directly through the on-line ordering system.

17. Licenses

Principal hereby grants to Representative as of the date hereof, under the patents set forth in Appendix BA (the "Patents") and for the lives thereof, a personal, royalty-free, irrevocable, non-exclusive license, without the right to sub-license, ("Icarus License") to practice the methods and to develop, make, have made, use, distribute, lease, offer for sale, sell, import, export and otherwise dispose of Representative's products and services covered by the Patents (the "Covered Products and Services"). This license shall apply to the use and subsequent redistribution of Covered Products and Services, in substantially identical form as they are distributed by Representative, but shall not otherwise be sub-licensable or provide Representative the right to act as foundry for any third Party. The Icarus License may be transferred in conjunction with (a) the sale of all, or substantially all, of the Representative's operating assets or (b) a merger to the successor to all, or substantially all, of the Representative's operating assets. In the event of such acquisition or merger, the Covered Products and Services shall automatically become limited to Representative's products and services that had been commercially released by Representative prior to the effective date of such transaction and for new versions of such products and services that have merely incremental differences from such products and services that do not bring the new versions within the scope of any claim of the Patents that did not also encompass such prior products and services

18. General Provisions

A. **Independent Contractors:** Nothing in this agreement shall be construed to constitute Representative as the partner, employee or agent of Principal nor shall either party have any authority to bind the other in any respect, it being intended that each shall remain an independent contractor responsible only for its own actions.

B. **Assignment:** This Agreement may not be assigned by either party without the prior written consent of the other party. The terms and conditions of this Agreement shall inure to the benefit of any successors, assigns and other legal representatives of the Representative, and shall be binding upon Principal, its successor, assigns and other legal representatives.

C. **Notices:** Any notice provided for or permitted in this Agreement will be deemed to have been given when mailed, postage prepaid, by certified mail, return receipt requested, to the party to be notified, to the addresses above stated.

D. **Entire Agreement:** This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements between them. It may not be modified in any way without prior mutual, written agreement.

E. **No Implied Waivers:** The failure of either party at any time to require performance by the other of any provision herein shall not affect the right of such party to require performance at any time thereafter, nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

F. **Controlling Agreement:** In the event of a conflict between the provisions of this Agreement and the provisions contained in any contract or sales order form used by Principal, the provisions of this Agreement shall control.

G. **Severability:** If any provision of this Agreement is held to be invalid by a court of competent jurisdiction, the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect.

H. **Attorney's Fees:** Any controversy, claim or breach arising out of or relating to this Agreement, which the parties are unable to resolve to their mutual satisfaction, may ultimately be resolved in a New York court having jurisdiction thereof, subject to Paragraph 13. The prevailing party is entitled to recover reasonable attorney fees plus the costs and expenses, including interest, incident to collection or defense from the non-prevailing party, including those pertaining to an appeal.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above, inclusive of Appendix A and Appendix B, in multiple counterparts, each of which is considered an original.

PRINCIPAL: _______________

BY: _______DAVID JOHN MAPLEY___________

TITLE: _____CEO_______________________

ADDRESS: _CHEMIN DE PRECOSSY 39, NYON, 1260, SWITZERLAND

DATE: _____25 SEPT. 2013_______________

REPRESENTATIVE: _______________

BY: EZRA S. GREEN

TITLE: AUTHORIZED SIGNATURE

ADDRESS: 3665 MERRICK RD. SEAFORD N.Y. 11783

DATE: 9/25/13

APPENDIX A
COMPENSATION

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APPENDIX BA
PATENTS